Exhibit 10.37
FIRST AMENDMENT
TO
CHICO’S FAS, INC. VICE PRESIDENT SEVERANCE PLAN
     WHEREAS, Chico’s FAS, Inc. (the “Employer”) maintains the Chico’s FAS, Inc. Vice President Severance Plan (the “Plan”) for the benefit of its eligible employees;
     WHEREAS, the Employer deems it necessary and desirable to amend the Plan to provide enhanced benefits to eligible employees who incur a termination of employment as a result of a reduction in force occurring on January 29, 2009; and
     WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
     NOW, THEREFORE, by virtue of the authority reserved to the Employer by Section 7.01 of the Plan, the Plan is hereby amended, effective January 29, 2009, as follows:
•	Section 4.01(a) of the Plan is hereby amended to add the following to the end thereof which shall read as follows:
Notwithstanding the preceding to the contrary, with respect to a Terminated Employee whose termination of employment is as a result of the Sponsor’s reduction in force occurring on January 29, 2009, such Terminated Employee shall receive seven (7) months (instead of six (6) months) of the Employee’s Annual Base Salary.

     IN WITNESS WHEREOF, the Employer has caused this amendment to be executed by a duly authorized representative this 26 day of March, 2009.

Chico’s FAS, Inc.
By:	/s/ Manuel O. Jessup
Its:	Executive Vice President — Human Resources